SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

 Date of Report (Date of earliest event reported) April 28, 2004



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


  New York                                13-3131650
(State or other jurisdiction of       (I.R.S. Employer
 incorporation or organization)       Identification Number)

603 West 50th Street, New York, NY          10019
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
    (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press release dated April 28, 2004.


Item 12.  Disclosure of Results of Operations and Financial
Condition.


      On April 28, 2004, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's results for the first quarter ended March 31, 2004, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: April 28, 2004       By: /s/ STANLEY A.MAYER
                            Name:  Stanley A. Mayer
                            Title: Executive Vice President and
                                    Chief Financial Officer

                        Exhibit Index

Exhibit No.                   Description

     99.1                Press Release date April 28, 2004

Company Contact:               Investor Relations Contact:
Stanley Mayer                  James R. Palczynski
Chief Financial Officer        Principal
Kenneth Cole Productions, Inc. Integrated Corporate Relations, Inc.
(212) 265-1500                 (203) 222-9013


  Kenneth Cole Productions, Inc. Announces Above-Plan First
  Quarter Results
First Quarter EPS Increase 16.1% to $0.36 versus year-ago
$0.31
 First Quarter Revenues Increase 11.1% to a Record Level of
                       $122.4 million
  Increases Guidance for Second Quarter Revenues and
  Earnings

New York, New York, April 28, 2004 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the first quarter ended March 31, 2004 and increased guidance for the second quarter. The Company reported first quarter net revenue increased 11.1% to a record level of $122.4 million versus the year-ago level of $110.1 million. The company's first quarter operating income increased 18.5% to $11.7 million versus the year-ago level of $9.9 million. Earnings per fully-diluted share for the first quarter increased 16.1% to $0.36 versus $0.31 in the year-ago quarter and compares to prior guidance of $0.34 to $0.35.
     Consumer direct revenues for the first quarter increased 25.9% to $41.0 million versus $32.6 million in the same quarter last year. Comparable store sales for the quarter rose 18.2% versus the year-ago quarter. First quarter wholesale revenues of $72.3 million were up 4.0% versus the prior year's level of $69.6 million and licensing revenue for the first quarter increased by 12.7% to $9.0 million versus $8.0 million in the same quarter of the prior year.
     Gross margin for the first quarter decreased by 30 basis points to 42.9% versus 43.2% in the first quarter of last year. Improvements in gross margin due to a higher percentage of consumer direct revenues to the total were offset by both difficult currency comparisons on product sourced from Europe and the revenue mix within our wholesale business.
     As a result of efficiencies created by the strong comparable store sales and the company's ongoing expense management, SG&A margin for the first quarter improved by 100 basis points to 33.3% of sales versus the year-ago level of 34.3%.
     The Company's consolidated inventories of $46.1 million on March 31, 2004 were up 6.9% versus the year-ago level of $43.1. To facilitate expected shipments, wholesale inventories increased by 15.2% to $21.8 million. Consumer Direct inventories were highly current and relatively flat at $24.3 million.
     Chairman and Chief Executive Officer Kenneth Cole said, "We are pleased with our first quarter results and proud of the job that our team has done. While our business is clearly improving, we will continue to proceed cautiously and carefully. We believe that the brands and different business units are healthy and appropriately positioned. We remain focused on designing and delivering excellent and timely product, committed to creating efficient and compelling retail environments, and will continue to work closely with our licensees to ensure brand quality and distribution integrity."
     Kenneth Cole Productions, Inc. also today updated its guidance to reflect the stronger than expected quarter and noted that it is now comfortable with guidance for earnings in 2004 of between $1.83 and $1.86 versus previous guidance of $1.80 to $1.84. The company has also increased its range of comfort with its second quarter expectation for sales and earnings and now expects to be in a range between $112 and $115 million versus prior guidance of $108 million to $112 million. Similarly, it now expects second quarter earnings per share between $0.34 and $0.35 versus its prior expectations of $0.33 to $0.34. Further, the Company initiated guidance for the third quarter of $148 to $155 million in net revenues and earnings per share of between $0.58 and $0.59; for the fourth quarter, the company expects sales in the range of $137 million to $145 million and earnings per share of between $0.55 and $0.56.
     Kenneth Cole Productions also announced today that its board of directors had approved payment of a quarterly dividend of $0.12 per common share. The dividend is payable to shareholders of record as of May 24 and is payable on June 16.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Reaction Kenneth Cole", "Unlisted, a Kenneth Cole Production" and "Bongo." The company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. To find out more about Kenneth Cole Productions, Inc. (NYSE:KCP) visit our website at www.kennethcole.com.

Forward Looking Statement Disclosure
The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

               Kenneth Cole Productions, Inc.

 (In thousands, except
  per share amounts)                      Quarter Ended
                                   March 31, 2004    March 31, 2003
Net sales                         $  113,351         $  102,117

Licensing revenue                      9,026              8,007
                                  ----------         ----------
Total revenue                        122,377            110,124
                                  ==========         ==========
Gross profit                          52,468             47,582

Selling, general &
 Administrative                       40,792             37,731
                                  ----------         ----------
Operating income                      11,676              9,851

Interest income                          249                242
                                  ----------         ----------
Income before taxes                   11,925             10,093

Income tax expense                     4,532              3,734
                                  ----------         ----------
Net income                             7,393              6,359
                                  ==========         ==========

Net income per share: Basic        $     .37          $     .33
                                  ==========         ==========
Net income per share: Diluted      $     .36          $     .31
                                  ==========         ==========

Average shares outstanding: Basic     19,855             19,543
Average shares outstanding: Diluted   20,610             20,448

Balance Sheet Data:     March 31, 2004  December 31, 2003  March 31, 2003

Working Capital            $ 162,549        $ 154,161       $ 127,792
Cash                         108,081          111,102          81,439
Inventory                     46,068           44,851          43,075
Total Assets                 283,766          273,841         241,235
Debt and advances due under
 Revolving credit Facility         0                0               0
Total Shareholders'
   Equity                    203,451          196,334         167,268